Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of December 11, 2006, by and among Indevus Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Hayden Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the stockholder party hereto (the “Stockholder”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) is being entered into by and among Parent, Merger Sub and Valera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub has agreed to merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”); and

WHEREAS, as a condition to, and in consideration for, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Merger Sub have required that the Stockholder enter into this Agreement and certain other stockholders to enter into similar agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Company Securities” shall mean the Company’s common stock, par value $0.001 per share.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Stockholder Shares” shall mean (i) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Stockholder acquires ownership, either directly or indirectly, after the date of this Agreement and prior to the Effective Time.

“Voting Agreement Stockholders” shall mean certain affiliated funds of Sanders Morris Harris, Inc. and Psilos Group Partners II-S, L.P.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. Agreement to Vote Shares.

(a) The Stockholder shall, at any meeting of the holders of any class or classes of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) the Stockholder Shares, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action, proposal or transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any stockholder contained in this Agreement and (iii) against the following actions or proposals (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any Takeover Proposal; (B) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (C) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; (D) (I) any change in the majority of the Company Board; (II) any material change in the present capitalization of the Company or any amendment of the Company Organizational Documents or similar governing document of the Company; (III) any other material change in the corporate structure or business of the Company; or (IV) any other action or proposal, which in the case of matters referred to in clauses (I), (II) or (III) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent or Merger Sub of the Merger or the transactions contemplated by the Merger Agreement or this Agreement or could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. Each Stockholder agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

(b) The Stockholder agrees that the obligations of the Stockholder specified in this Section 2 shall not be affected by (i) any Company Adverse Recommendation

Change, or (ii) any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement; provided, however, that, in the event of a Company Adverse Recommendation Change, the obligation of the Stockholder to vote the Stockholder Shares in the manner set forth in Section 2(a) shall only apply to one half of the total number of Stockholder Shares which are entitled to vote in respect of such matter and the Stockholder shall cause the remaining Stockholder Shares to be voted in a manner that is proportionate to the manner in which all holders of Company Securities (other than the Voting Agreement Stockholders) vote in respect of such matter.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) The Stockholder hereby irrevocably grants to, and appoints Parent and any designee of Parent, the Stockholder’s proxy and attorney-in-fact (with full power of substitution or resubstitution), for and in the name, place and stead of the Stockholder, to vote (or cause to be voted) or act by written consent the Stockholder Shares held at the time of the relevant stockholder vote as set forth in Section 2 hereof. The Stockholder will cause any record holder of Stockholder Shares to grant substantially similar proxies as requested in accordance with Section 8(e) hereof.

(b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the “DGCL”). The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4. Covenants of the Stockholders. The Stockholder hereby agrees and covenants that:

(a) Restrictions. Except as may otherwise be agreed by Parent in writing and as contemplated by the terms of this Agreement, the Stockholder shall not (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Stockholder Shares or (ii) permit to exist any lien of any nature whatsoever with respect to any or all of the Subject Shares.

(b) Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Stockholder Shares.

(c) Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder’s Existing Securities (as defined in Section 6(a)(i) hereof), unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term “Existing Securities” shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

(d) Waiver of Appraisal Rights. The Stockholder agrees not to seek appraisal or assert any rights of dissent from the Merger that it may have under Section 262 of the DGCL and, to the extent permitted by applicable Law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under Section 262 of the DGCL.

(e) No Inconsistent Arrangements. The Stockholder shall not take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

5. Representations and Warranties.

(a) The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(i) Ownership of Securities. On the date hereof, the Stockholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the Stockholder’s name on Schedule I hereto (the

“Existing Securities”), and the Existing Securities are owned of record by the Stockholder or certain of the Stockholder’s subsidiaries or nominees (together, the “Record Holders”). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company owned of record or otherwise by such Stockholder or as to which such Stockholder has the power to direct the voting of the shares. Each Record Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Record Holder’s Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(ii) Power; Binding Agreement. The Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

(iii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of (A) Section 16 and Section 13D or 13G of the Exchange Act and (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (x) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder, (y) result in, or give rise to, a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder Shares or properties or assets may be bound, or (z) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

(iv) No Liens. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

(v) No Solicitation. The Stockholder hereby agrees, in the Stockholder’s capacity as stockholder of the Company, that neither the Stockholder nor any of the Stockholder’s subsidiaries, if applicable, shall (and the Stockholder shall use best efforts to cause the Stockholder’s officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to), directly or indirectly, take any action, nor shall the Stockholder act in concert with or permit any Affiliate or Representative to act in concert with any Person to, directly or indirectly, solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, Merger Sub or any of their Affiliates or representatives) concerning any Takeover Proposal, or provide any non-public information or data to, any third party that has made, or to the Stockholder’s knowledge, is considering making a Takeover Proposal or any matter that relates to, supports or could reasonably be expected to lead to any Takeover Proposal; provided that nothing contained in this Section 5(a)(v) shall restrict any officer, director or employee of the Stockholder or the Stockholder’s subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 5.6 of the Merger Agreement.

(vi) Acquisition Proposal. The Stockholder represents that it is not, and no Affiliate or Representative of Stockholder is, engaged in any discussions or negotiations with any third party with respect to any Takeover Proposal or any matter that relates to, supports, or could reasonably be expected to lead to any Takeover Proposal.

(vii) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

(b) Parent and Merger Sub jointly and severally hereby represent and warrant to the Stockholder as follows:

(i) Power; Binding Agreement. Each of Parent and Merger Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not violate any material agreement to which Parent or Merger Sub, as the case may be, is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

(ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by each of Parent and Merger Sub and the consummation by each of them of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of (A) Section 16 and Section 13D or 13G of the Exchange Act and (B) the HSR Act, and none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of them of the transactions contemplated hereby or compliance by each of them with any of the provisions hereof shall (x) conflict with or result in any breach of any organizational documents applicable to Parent or Merger Sub, respectively, (y) result in, or give rise to, a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound, or (z) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets.

6. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 6 shall restrict any officer, director or employee of the Stockholder or the Stockholder’s Subsidiaries from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 5.6 of the Merger Agreement.

7. Termination. Other than Section 8 hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall terminate upon the earliest to occur of (i) the mutual consent of Parent, Merger Sub and the Stockholder, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement; and provided, further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

8. Miscellaneous.

(a) Disclosure. The Stockholder hereby permits the Company and Parent to publish and disclose in the Joint Proxy Statement (including all documents and schedules filed with the SEC) and in any other SEC filings made by the Company or Parent such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

(b) Specific Performance. Each party hereto recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

(c) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties’ intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

(d) Fees and Expenses; Attorneys’ Fees. Each of the parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement; provided, however, if any action at law or equity, including an action for declaratory relief, is brought by a party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

(e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

(f) Further Assurances. From time to time, at the request of Parent or Merger Sub, the Stockholder shall execute and deliver to Parent and Merger Sub or cause other Record Holders to execute and deliver to Parent and Merger Sub such additional instruments containing grants of proxy with respect to the Stockholder Shares (which grants of proxy will be in substantially the form of Section 3(a) hereof) as Parent or Merger Sub may reasonably request in connection with the Stockholder’s obligations under this Agreement.

(g) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

(i) Consent to Jurisdiction, Etc. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District

Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(j) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Stockholder, to:

126 E. 56th Street, 28th Floor
New York, New York 10022
Attn: James C. Gale
Fax No.: (212) 419-3956

with copies to:

Sanders Morris Harris Group Inc.
600 Travis, Suite 3100
Houston, Texas 77002
Attn: John T. Unger, Senior Vice President and General Counsel
Fax No.: (713) 220-5182

(ii)	if to Parent or Merger Sub, to:

Indevus Pharmaceuticals, Inc.
33 Hayden Avenue
Lexington, MA 02421-7971
Attn: Mark S. Butler, Esq.
Fax No.: (781) 861-3830

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn.: Eileen T. Nugent, Esq.
Marc S. Gerber, Esq.
Fax No.: (212) 735-2000

(k) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(l) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that Parent and Merger Sub shall be permitted to assign, in whole or in part, this Agreement or any of the rights, interests or obligations hereunder to any of their Subsidiaries or Affiliates.

(m) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

(n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS THEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Glenn L. Cooper, M.D.
Name:	Glenn L. Cooper, M.D.
Title:	President and Chief Executive Officer

HAYDEN MERGER SUB, INC.

By:	/s/ Glenn L. Cooper, M.D.
Name:	Glenn L. Cooper, M.D.
Title:	President

CORPORATE OPPORTUNITIES FUND (INSTITUTIONAL), L.P.

By: SMM Corporate Management, LLC, its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Manager

CORPORATE OPPORTUNITIES FUND, L.P.

By: SMM Corporate Management, LLC, its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Manager

SMH HYDRO MED, LLC

By:	/s/ James C. Gale
Name: James C. Gale
Title: Manager

SMH HYDRO MED II, LLC

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Manager

SMH VALERA, LLC

By:	/s/ James C. Gale
Name: James C. Gale
Title: Manager

LIFE SCIENCES OPPORTUNITY FUND (INSTITUTIONAL), L.P.

By: SMH Life Sciences Management, LLC, its General Partner

By:	/s/ James C. Gale
Name: James C. Gale
Title: Manager

LIFE SCIENCES OPPORTUNITY FUND, L.P.

By: SMH Life Sciences Management, LLC, its General Partner

By:	/s/ James C. Gale
Name: James C. Gale
Title: Manager

Schedule I

List of Existing Securities

Stockholder’s Holdings of Company Common Stock*

Registered Holder	Number of Shares Held
Corporate Opportunities Fund (Institutional), L.P.	301,647
Corporate Opportunities Fund, L.P.	1,625,815
SMH Hydro Med, LLC	1,456,075
SMH Hydro Med II, LLC	947,547
SMH Valera, LLC*	728,037
Life Sciences Opportunity Fund (Institutional), L.P.	71,775
Life Sciences Opportunity Fund, L.P.	319,084

Total	5,449,980

*	SMH Valera, LLC is in the process of having 9,100 shares distributed to a member of SMH Valera, LLC. The remaining 718,937 will be re-issued to SMH Valera, LLC.